UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

ANDREW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14617	36-2092797
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Westbrook Corporate Center, Suite 900, Westchester, IL 60154

 (Address, including zip code, of principal executive offices)

(708) 236-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒             Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 26, 2007, Andrew Corporation (“Andrew”) entered into a definitive merger agreement with CommScope, Inc. (“CommScope”) and DJRoss, Inc. (“Merger Sub”), providing for the merger of Merger Sub, a wholly-owned indirect subsidiary of CommScope, with and into Andrew, with Andrew continuing as the surviving corporation and a wholly-owned indirect subsidiary of CommScope.

Under the terms of the merger agreement, upon the consummation of the merger, each share of common stock of Andrew issued and outstanding immediately prior to the effective time of the merger, other than shares of Andrew common stock which are held by (i) Andrew as treasury stock or (ii) any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive (a) $13.50 in cash, plus (b) at CommScope’s election, in its sole discretion, by written notice to Andrew at least two business days before the Closing Date of the merger, either (i) $1.50 in cash, (ii) a fraction of a share of CommScope common stock with a value of $1.50 (based on the volume weighted average closing price of CommScope common stock during the ten trading days ending two trading days prior to the effective time of the merger), or (iii) a combination of cash and a fraction of a share of CommScope common stock together equaling $1.50.

The merger agreement also contains certain termination rights for both CommScope and Andrew.  Under certain circumstances, including if the board of directors of Andrew recommends a superior proposal to its stockholders and terminates the merger agreement as a result thereof, Andrew will be required to pay CommScope a termination fee of $75 million.

The completion of the merger, which is expected to occur by the end of 2007, is subject to customary closing conditions, including the approval by Andrew’s stockholders of the merger and merger agreement, the receipt of antitrust and other regulatory approvals or decisions (including under the Hart-Scott-Rodino Antitrust Improvements Act and the competition statutes of certain other jurisdictions), and the absence of a material adverse change with respect to Andrew.  The completion of the merger is not conditioned on the receipt of financing by CommScope.

The respective boards of directors of CommScope and Andrew have unanimously approved the merger and the merger agreement. Andrew has agreed that its board of directors will recommend to its stockholders that they approve the merger agreement and the merger.

The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 2.1 hereto and incorporated into this report by reference.  The merger agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about CommScope or Andrew. In particular, the assertions embodied in the representations and warranties contained in the merger agreement are qualified by information in confidential disclosure schedules provided by Andrew and CommScope to each other in connection with the signing of the merger agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between CommScope and Andrew rather than establishing matters as fact. Accordingly, investors should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about CommScope or Andrew.

In addition, a copy of a press release announcing the merger is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

Forward Looking Information

This report and the exhibits hereto contain forward-looking statements regarding, among other things, the proposed business combination between CommScope and Andrew and the anticipated consequences and benefits of such transaction, and other financial and operational items relating to CommScope and Andrew. Statements made in the future tense, and statements using words such as “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” and “scheduled” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of CommScope or Andrew. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Relevant risks and uncertainties relating to the proposed transaction include, but are not limited to: the fact that Andrew may be required to write off a portion of the $412 million of Base Station Subsystems goodwill as a non-cash charge to earnings as reported in Andrew’s quarterly report on Form 10-Q for the period ended March 31, 2007; the risk that required regulatory review and approval may not be obtained in a timely manner, if at all; Andrew’s shareholders may not approve the proposed transaction; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration of Andrew’s operations with CommScope could be materially delayed or may be more costly or difficult than expected; the proposed transaction may not be consummated; legal proceedings may be commenced by or against CommScope or Andrew. Relevant risks and uncertainties generally applicable to CommScope and Andrew include, but are not limited to: changes in cost and availability of key raw materials and the ability to recover these costs from customers through price increases; customer demand for products and the ability to maintain existing business alliances with key customers or distributors; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand for products; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among customers; competitive pricing and acceptance of products; industry competition and the ability to retain customers through product innovation; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; successful ongoing operation of vertical integration activities; ability to achieve expected sales, growth and earnings goals; costs of protecting or defending intellectual property; ability to obtain capital on commercially reasonable terms; regulatory changes affecting us or the industries we serve.  For a more complete description of factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission (SEC), which are available on CommScope’s website or at www.sec.gov, and Andrew’s filings with the SEC, which are available on Andrew’s website or at www.sec.gov. In providing forward-looking statements, neither CommScope nor Andrew intends, and neither undertakes any duty or obligation, to update these statements as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, CommScope intends to file a registration statement with the Securities and Exchange Commission (SEC) on Form S-4 and CommScope and Andrew expect to mail a proxy statement/ prospectus to Andrew’s stockholders containing information about the merger.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.

The registration statement and the proxy statement/prospectus will contain important information about CommScope, Andrew, the merger, and related matters.  Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the SEC at http://www.sec.gov.  In addition to the registration statement and the proxy statement/prospectus, CommScope and Andrew file annual, quarterly, and special reports, proxy statements, and other information with the SEC.  Printed copies of these documents can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from either CommScope’s or Andrew’s Investor Relations Department:

Investor Relations	Investor Relations
CommScope, Inc.	Andrew Corporation
1100 CommScope Place, SE	3 Westbrook Corporate Center
P.O. Box 339	Suite 900
Hickory, North Carolina 28602 U.S.A.	Westchester, Illinois 60154 U.S.A.
Phone: (828) 324 2200	Phone: (800) 232 6767
Fax: (828) 982 1708	Fax: (708) 492 3774
E-mail: investor.relations@commscope.com	E-mail: glbwww-contact-
investrelations@andrew.com

Participants in Solicitation

CommScope, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Andrew stockholders in connection with the proposed transaction.  Information about CommScope’s directors and executive officers and their ownership of CommScope common stock is set forth in the definitive proxy statement for CommScope’s 2007 annual meeting of stockholders, as filed by CommScope with the SEC on Schedule 14A on March 16, 2007.  Information about Andrew’s directors and executive officers and their ownership of Andrew common stock is set forth in the definitive proxy statement for Andrew’s 2007 annual meeting of stockholders, as filed by Andrew with the SEC on Schedule 14A on December 29, 2006.  Other information regarding the participants in the proxy solicitation will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger dated as of June 26, 2007, by and among CommScope, Inc., DJRoss, Inc. and Andrew Corporation.

99.1	Press Release dated June 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION

By:	/s/ Marty R. Kittrell
Name:	Marty R. Kittrell
Title:	Executive Vice President and Chief
Financial Officer

Dated:  June 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of June 26, 2007, by and among CommScope, Inc., DJRoss, Inc. and Andrew Corporation.

99.1	Press Release dated June 27, 2007